Exhibit 99.1

IA GLOBAL ANNOUNCES 1-FOR-50 REVERSE STOCK SPLIT

SAN FRANCISCO, CA. September 8, 2010/Business Wire

IA Global, Inc. (OTCQB: IAGID.OB) (the “Company”), a global services and outsourcing Company, today announced that its Board of Directors approved a 1-for-50 share consolidation, or reverse stock split, that will become effective with the opening of trading on September 8, 2010. The primary objective in effecting a reverse stock split is to enable the Company to provide sufficient equity to continue its aggressive acquisition and roll up strategy. The Company's common shares will continue trading on the OTCQB Market and will begin trading on a split-adjusted basis at the opening of trading on Wednesday, September 8, 2010 under the symbol IAGID.  At the Company’s annual general meeting of shareholders held on December 18, 2009, shareholders approved a proposal authorizing the Board of Directors of the Company to effect a reverse split of the Company's common shares at a ratio within a range of 1-for-25 and 1-for-50, as determined by the Board of Directors in its sole discretion. As authorized, the Board of Directors has approved a reverse split at a ratio of 1-for-50.

"After in-depth consideration of our options, the Board of Directors determined that a reverse split of the Company's common shares is in the best interest of shareholders as it will provide the flexibility to continue to take advantage of discounted, profitable acquisitions in our target markets." commented Brian Hoekstra, IA Global's Chief Executive Officer.

Details of the Reverse Split

At the effective time of the reverse stock split, every 50 of IA Global's pre-split common shares, par value $0.01 per share, will automatically be consolidated into 1 post-split common share, par value $0.01 per share. As a result of the reverse split, the number of outstanding common shares will be approximately 7,293,125, excluding outstanding and unexercised share options and warrants and subject to adjustment for fractional shares. The reverse stock split will not affect any shareholder's ownership percentage of IA Global's common shares, except to the limited extent that the reverse split would result in any shareholder owning a fractional share.

In addition, the Company decreased the number of authorized shares of its common stock from 450,000,000 shares to 100,000,000 shares.

The Company's ticker symbol will be appended with a "D" to indicate the completion of the reverse split and that after a 20 trading-day period following effectiveness of the reverse split, the ticker symbol will revert to "IAGI." In addition, the common shares will also trade under a new CUSIP number effective September 8, 2010.

Additional information can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission on November 12, 2009.

About IA Global, Inc.

IA Global is a global services and outsourcing Company focused on growing existing businesses and expansion through global mergers and acquisitions.  The Company is currently utilizing its current business partnerships to acquire growth businesses in its target sectors and markets at a discount.  The Company is also actively engaging businesses that would benefit from its business expertise, knowledge of Asian Markets, and technology infrastructure.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects.  Forward-looking statements in this press release reflect the good faith judgment of our management and are based on facts and factors currently known to us. Forward-looking statements are subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements as a result of either the matters set forth or incorporated in this press release generally or certain economic and business factors, some of which may be unknown to and/or beyond the control of IA Global.  Specifically, we are exposed to various risks related to legal claims, our need for additional financing and our Ascendiant line of credit, our level of indebtedness, declining economic conditions, our controlling shareholder groups, the sale of significant numbers of our shares and volatility in the market price of our common stock.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We do not undertake, and we expressly disclaim, any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.